EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sykes Enterprises, Incorporated (the “Company”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Michael Kipphut, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2012	By:	/s/ W. Michael Kipphut
W. Michael Kipphut
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.